SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 2003

                           MOLECULAR DIAGNOSTICS, INC.
               (Exact Name of Company as Specified in Its Charter)

          DELAWARE                      0-935                   36-4296006
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)

                            414 NORTH ORLEANS STREET
                                    SUITE 510
                             CHICAGO, ILLINOIS 60610

              (Address and Zip Code of Principal Executive Offices)

                                 (312) 222-9550

              (Registrant's telephone number, including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the Promissory Note dated August 30, 2002 and the amended Escrow Agreement dated December 20, 2002 between Round Valley Capital, LLC ("RVC") and Molecular Diagnostics, Inc. ("MDI"), MDI failed to pay $700,000 due by February 26, 2003. The Promissory Note was senior to all other debts of the Company. As a result, RVC, pursuant to Section 9-610 of the Revised Uniform Commercial Code ("UCC"), acquired all the assets of MDI. This amended Escrow Agreement is part of the Settlement Agreement dated December 20, 2002.

On March 3, 2003, MDI entered into an Option Agreement with RVC where RVC grants MDI the right and option to purchase all assets formerly owned by MDI for a total purchase price based on the following remaining schedule:

         Exercise Price                                  Due RVC
         --------------                              --------------
         $800,000                                    March 21, 2003
         $850,000                                    March 28, 2003
         $900,000                                    April 2, 2003

An MDI investor, in consideration for a Promissory Note, contributed $100,000 to obtain the Option. The Option expires on April 2, 2003 at 5:00 p.m. Arizona time. Prior to the Expiration time, RVC cannot dispose of or encumber any portion of the assets to any party other than MDI.

ITEM 5. OTHER EVENTS.

Effective January 23, 2003 Stephen W. Wasko resigned his position as President and Chief Operating Officer of Molecular Diagnostics due a financial breach by the company.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MOLECULAR DIAGNOSTICS, INC.

                                           /s/ Peter P. Gombrich
                                           ------------------------------------
                                           Peter P. Gombrich
                                           Chairman and Chief Executive Officer

Date: March 19, 2002